OPTION AGREEMENT

GOLD KING, MAYFLOWER AND MOGUL PROPERTIES

THIS AGREEMENT made the 17th day of June, 2007

BETWEEN:

SAN JUAN CORP., a company incorporated under the laws of Colorado and having an office at 645 Water Street, Silver Plume, Colorado, U.S.A. 80476

(“San Juan”)

TODD C. HENNIS, a private individual, resident at 414 Butte Parkway, Golden, Colorado 80403

(“Hennis”)

(San Juan and Hennis hereinafter referred to collectively as the “Optionors”)

AND:

GARPA RESOURCES, INC., a company incorporated under the laws of Nevada and having an office at 620-650 West Georgia Street, Vancouver, British Columbia, Canada

(“Optionee”)

WHEREAS:

A.

The Optionors are the recorded and beneficial owners of the right, title and interest in and to the properties located in the San Juan County, Colorado, which are more particularly described in Schedule A attached hereto and forming part hereof;

B.

The parties wish to enter into an agreement granting to Optionee the exclusive right and option to acquire an eighty percent (80%) undivided right, title and interest in and to the Properties (as defined herein) on the terms and conditions set forth in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	INTERPRETATION
1.1	In this Agreement:
(a)

“business day” means any day, other than a Saturday, Sunday or any other day on which the principal chartered banks located in the city of Denver, Colorado are not open for business during normal banking hours;

(b)	“dollars” means legal currency of the United States of America;

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(c)	“Effective Date” means the date that all parties have signed this Agreement;
(d)

“Environmental Claims” means any and all administrative, regulatory, or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigations, or proceedings relating in any way to any Environmental Law or any permit issued under any Environmental Law, including, without limitation:

(i)	any and all claims by government or regulatory authorities for enforcement, clean-up, removal, response, remedial, or other actions or damages under any applicable Environmental Law; and
(ii)

any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation, or injunctive or other relief resulting from hazardous materials, including any release of those claims, or arising from alleged injury or threat of injury to human health or safety (arising from environmental matters) or the environment;

(e)

“Environmental Laws” means all requirements of the common law, civil code, or of environmental, health, or safety statutes of any agency, board, or governmental authority including, but not limited to, those relating to (i) noise, (ii) pollution or protection of the air, surface water, ground water, or land, (iii) solid, gaseous, or liquid waste generation, handling, treatment, storage, disposal, or transportation, (iv) exposure to hazardous or toxic substances, or (v) the closure, decommissioning, dismantling, or abandonment of any facilities, mines, or workings and the reclamation or restoration of lands;

(f)

“Expenditures” includes all expenditures and costs made or incurred by Optionee or its affiliates or permitted assigns relating directly or indirectly to the Properties, including without limitation all expenditures and costs made or incurred: in doing geophysical, geochemical, land, airborne, environmental and/or geological examinations, assessments, assays, audits and/or surveys; in line cutting, mapping, trenching and staking; in searching for, digging, trucking, sampling, working, developing, mining and/or extracting ores, minerals and metals; in doing diamond and other drilling; all costs related to the Mill including without limitation the purchase, upgrade, modification and operation of the Mill; in construction of access roads and other facilities on or for the benefit of the Properties or any part thereof; in transporting personnel, supplies, mining, machinery, tools, appliances or equipment in, to or from the Properties or any part thereof; in paying reasonable wages and salaries (including “fringe benefits”) of personnel directly engaged in performing work on or with respect to the Properties; in payment of assessments or contributions under applicable employment legislation relating to workers’ compensation, unemployment insurance and other applicable legislation or ordinances relating to such personnel; in supplying food, lodging and other reasonable needs for such personnel; in obtaining and maintaining any insurance; in the management of and accounting for work and providing supervisory, legal, accounting, consulting and other contract or professional services or facilities relating to work performed or to be performed hereunder; in paying any taxes, fees, charges, payments or rentals (including payments made in lieu of assessment work) or otherwise incurred to transfer the Properties or any part thereof or interest therein pursuant to this Agreement and to keep the Properties or any part thereof in good standing; in acquiring access and surface rights to the Properties and any costs required to be paid relating to the Royalties or any royalties pursuant to section 2.5(a); in carrying out any negotiations and preparing, settling and executing any agreements or other documents relating to environmental or indigenous peoples’ claims, requirements or matters relating to the Properties; in carrying

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out any requirements or prerequisites in order to obtain and obtaining all necessary or appropriate approvals, permits, consents or permissions relating to the carrying out of work, including, without limitation, environmental permits, approvals or consents; in carrying out reclamation or remediation; in improving, protecting, or perfecting title in the Properties or any part thereof, in carrying out mineral, soil, water, air or other testing; in preparing engineering, geological, or environmental studies and/or reports and test work related thereto; and in preparing one or more feasibility studies including any work or reports preliminary or supplementary thereto;

(g)

“Mill” means the Pride of the West Mill located in Howardsville, Colorado, including any upgrades, modifications, ancillary facilities, buildings, machinery, parts and supplies required to process and otherwise upgrade gold bearing ores and tailings;

(h)	“Operator” means the operator appointed pursuant to article 5 of this Agreement;
(i)	“Option” means the option granted by Optionors to Optionee pursuant to section 3.1 of this Agreement;
(j)	“Program” means any program to carry out work and incur Expenditures on the Properties or any of them and includes, as the context requires:
(i)

documents that specify in reasonable detail an outline of any and all research, prospecting, and exploration and development work proposed to be carried out during the Program, the estimated Expenditures to be incurred in carrying out the work, and the area of the Properties on which the work is to be undertaken, and

(ii)	the preparation of any feasibility report,

and includes any amendments to a Program which may be proposed by the Operator;

(k)	“Properties” means those mining claims described in Schedule A of this Agreement and any other claims that become the subject of this Agreement pursuant to section 14.1 hereof, together with:
(i)	surface rights to the individual patented mining claim on which the Gold King #7 mine portal, Mogul #1 and #2 portals exist together with any related buildings and fixtures,
(ii)	any rights granted by third parties and held by the Optionor for access to, on or over the mining claims described in Schedule A to the extent allowed by the underlying third party agreements, and
(iii)	the Surface Rights Agreement entered into by the Optionor and Optionee, pursuant to section 3.2.
(l)

“Royalty” or “Royalties” means the royalty of (i) 3% net smelter return royalty on Gold King, (ii) 2.5% net profits interest on Gold King, (iii) 2% net smelter return royalty on the Mayflower Group, and (iv) 2.5% net profits interest in the Mayflower Group as more particularly described in Schedule B hereto and forming a part hereof;

(m)	“Royalty Holder” means Recreation Properties, Ltd., 205 West 17th Street, Suite E, Tulsa, Oklahoma 74119-4645, the holder of the Royalties;

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(n)	“Shares” means the common stock of Optionee; and
(o)	“Underlying Agreements” means the Royalty agreements attached hereto as Schedule B.
2.	REPRESENTATIONS AND WARRANTIES
2.1	Optionee represents and warrants to Optionors as follows:
(a)

Optionee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority to own or lease all material property that it purports to own or lease and to carry on its business as now being conducted. Optionee is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except to the extent that the failure to so qualify would not have a material adverse effect on the business or financial condition of Optionee.

(b)	Optionee has heretofore furnished to Purchaser or its counsel a complete and correct copy of its Articles of Incorporation, as amended, and the Bylaws, as amended, of Optionee, as presently in effect.
(c)

As of May 31, 2007, the authorized capital stock of Optionee consists of 75,000,000 Shares of Common Stock of which 5,575,000 Shares are issued and outstanding. Except for this Agreement and the foregoing and in the Optionee SEC Documents, there are no options, warrants or other rights, agreements or commitments that do or may obligate Optionee to issue any shares of its capital stock. The Shares to be issued pursuant to this Agreement, upon issuance on the terms and conditions specified herein, will be duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights.

(d)

Optionee has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Optionee and constitutes a legal, valid and binding obligation of Optionee enforceable against the Optionee in accordance with its terms subject to (i) laws of general application relating to bankruptcy, insolvency and any similar law relating to creditors’ rights and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(e)

The execution and delivery of this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or violate any law, regulation, court order, judgment or decree applicable to Optionee or by which its property is bound or affected, or conflict with or result in any breach of or constitute a default (or any event which without notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of any lien or encumbrance on any of the properties or assets of Optionee pursuant to: (a) the Articles of Incorporation or Bylaws of Optionee or (b) any material contract, instrument, permit, license or franchise to which Optionee is a party or by which Optionee or its property is bound or affected. Except for applicable requirements, if any, of the Securities Exchange Act of 1934 (the “Exchange Act”), state securities laws (“Blue Sky Laws”) and the OTC Bulletin Board, (i) Optionee is not required to submit any notice, report or other filing with any governmental or regulatory authority, domestic or foreign, in connection with the issuance of the Shares contemplated by this Agreement.

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(f)

Optionee has made available to Optionors a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”)), definitive proxy statement, and other filings filed with the SEC by Optionee since its initial filing under the Securities Act (collectively, the “Optionee SEC Documents”). In addition, Optionee has made available to Optionors all current exhibits to the Optionee SEC Documents filed prior to the date hereof. All documents required to be filed as exhibits to the Optionee SEC Documents have been so filed (and such exhibits are true, correct and complete copies of such documents), and all contracts so filed as exhibits are in full force and effect, except those that have expired in accordance with their terms or those that have been terminated without default by any party thereto, and neither Optionee nor any other party, is in material default thereunder. As of their respective filing dates, (i) the Optionee SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and (ii) none of the Optionee SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Optionee SEC Document.

(g)

All financial statements filed with the Optionee SEC Documents (the “Optionee Financial Statements”) have been prepared from the books and records of Optionee in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied and maintained throughout the periods indicated (except as may be indicated in the notes thereto) and fairly present in all material respects the financial condition of Optionee at its respective dates and the consolidated results of its operations and cash flows for the periods covered thereby.

(h)

Optionee is in compliance in all material respects with all laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not have a material adverse effect on the business or financial condition of Optionee.

(i)	Except as disclosed in the Optionee SEC Documents or as contemplated by this Agreement, since February 28, 2007, there has not been:
(i)	any material adverse change in the business, assets, condition (financial or otherwise), operations or prospects of Optionee;
(ii)

any issuance of capital stock or of rights to acquire capital stock or securities convertible into capital stock, or any agreements relating to such issuance, other than the issuance of Common Stock upon the exercise of stock options under the option plans of Optionee;

(iii)

any redemption, repurchase or other acquisition of Common Stock of Optionee or any declaration or payment of any dividend or other distribution in cash, stock or property with respect to Common Stock, or any amendment to the Articles of Incorporation or Bylaws or comparable documents of Optionee;

(iv)

any entry into any material commitment or transaction including, without limitation, any borrowing, repayment of indebtedness, capital expenditure or business combination, other than in the ordinary course of business consistent with past practice or as contemplated by this Agreement; or

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(v)

any pending or, to the knowledge of Optionee, threatened litigation or investigation against Optionee which individually or in the aggregate might result in any material adverse change in the business, assets, condition (financial or otherwise), operations or prospects of Optionee.

2.2	Each of the Optionors represents and warrants to Optionee as follows:
(a)

Each of the Optionors has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by each of the Optionors and constitutes a legal, valid and binding obligation of Optionor enforceable against each of the Optionors in accordance with its terms subject to (i) laws of general application relating to bankruptcy, insolvency and any similar law relating to creditors’ rights and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b)

San Juan is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority to own or lease all material property that it purports to own or lease and to carry on its business as now being conducted. San Juan is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except to the extent that the failure to so qualify would not have a material adverse effect on the business or financial condition of San Juan.

(c)

Neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which it is a party.

(d)

To the best of their knowledge and with the exception of Environmental Laws, each of the Optionors is in compliance in all material respects with all laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not have a material adverse effect on the business or financial condition of each of the Optionors.

(e)

The mining claims comprised in the Properties have been duly and validly staked and recorded (except as described in Exhibit 2.2(e)), are accurately described in Schedule A, are presently in good standing under the laws of the jurisdiction in which they are located, and are free and clear of all liens, charges, encumbrances, claims, rights, or interest of any person save and except (i) permitted encumbrances including but not limited to utility rights of way, municipal easements, and the like and (ii) the Royalties.

(f)	It has made all taxes, assessment, rentals, levies, or other payments relating to the Properties required to be made to any federal, provincial, or municipal government instrumentality.
(g)	The Optionors are the recorded and beneficial owners of the Properties as described in Schedule A.
(h)

Optionors have the exclusive right to enter into this Agreement and all necessary authority to dispose of up to an undivided eighty percent (80%) interest in and to the Properties in accordance with the terms of this Agreement.

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(i)

To the knowledge of the Optionors, no person, firm or corporation has any proprietary or possessory interest in the Properties other than Optionors [except the Royalty Holder as indicated above], and to the knowledge of the Optionors no person is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates or any other such products removed from the Properties except for the Royalties or as described in Exhibit 2.2(i).

(j)

There are no actions, suits, investigations or proceedings before any court, arbitrator, administrative agency or other tribunal or governmental authority, whether current, pending or threatened, which directly or indirectly relate to or affect the Properties or the interests of Optionors therein nor are Optionors aware of any acts that would lead it to suspect that the same might be initiated or threatened except as disclosed in Exhibit 2.2(m)..

(k)

There is no adverse claim or challenge against or to the ownership of or title to the Properties, or any portion thereof, nor is there any basis therefore and there are no outstanding agreements or options to purchase or otherwise acquire the Properties or any portion thereof or any interest therein.

(l)	There are no outstanding agreements or options to purchase or otherwise acquire the Properties or any portion thereof or any interest therein, except this Agreement.
(m)

To the knowledge of the Optionors, after due enquiry, other than as disclosed in Exhibit 2.2(m) there have been no material spills, discharges, leaks, emissions, ejections, escapes, dumping, or other releases of any kind of any toxic or hazardous substances in, on, or under the Properties or the surrounding environment from the time the Optionors acquired ownership of the Properties up to and including the Effective Date;

(n)

To the knowledge of the Optionors, after due enquiry, the conditions on and relating to the Properties respecting all past and current operations are in compliance with all applicable laws, excluding all Environmental Laws.

(o)

It has not received from any government authority or any other person any notice of or communication relating to any actual or alleged Environmental Claims, and there are no outstanding governmental actions required to be taken relating to environmental matters respecting the Properties or any operations carried out on the Properties, except for the correspondence attached as Exhibit 2.2(m).

(p)

It has not agreed to nor made any commitments for reclamation, closure or other environmental corrective, clean-up or remediation action with Federal or State government authorities relating directly or indirectly to the Properties.

(q)

Optionors will upon request, promptly make available to Optionee all information in its possession or control relating to work done on or regarding the Properties that could possibly be considered to be materially significant in indicating whether the Properties might or might not have the potential for economic mineralization.

2.3

The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and will survive the acquisition of any interest in the Properties by Optionee and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by the other party and contained in this Agreement.

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2.4

The Optionors’ total liability to the Optionees pursuant to section 2.3 is limited to the total consideration ( and in the case of shares, the publicly traded value of the shares as at the date the shares were transferred to the Optionors) paid to the Optionors pursuant to sections 3.3, 3.4, 3.5, and 3.6, increased by the value of any additional Optionee shares owned or acquired by the Optionors on or before July 6, 2007, said shares valued as of the date the shares were acquired by the Optionors.

2.5

Notwithstanding sections 2.3 and 2.4, in the event the mining claims comprised in the Property are subject to other royalties not referred to or disclosed in this Agreement or the royalty disclosed in Exhibit 2.2(i), any costs required to be paid pursuant to such royalties, including costs to acquire, buy out or otherwise terminate such royalties:

(a)	before the Optionee exercises its option pursuant to section 6.5, will be paid by the Optionees and deemed to be included in and form part of the Expenditures; or
(b)	after the Optionee exercises its option pursuant to section 6.5, will be paid solely by the Optionor and will not be considered to be joint venture costs.
3.	OPTION
3.1

Optionors hereby irrevocably grants to Optionee the sole and exclusive right and option to acquire up to an undivided eighty percent (80%) right, title and interest in and to the Properties in accordance with the terms of this Agreement, which Option is exercisable by Optionee in stages as set out in sections 3.3, 3.4 and 3.5 hereof.

3.2	The Optionors agree they will on or before 5:00 pm Pacific time, June 22, 2007:
(a)

grant all rights reasonably required by the Optionees over all of the surface rights held by the Optionors to the Property listed in Schedule A and any access rights to properties adjacent to the Property, for the purposes of exploring, mining, milling, and storing minerals on or under the Property, or to construct, operate, maintain, demolish and reclaim mine workings and related activities; and

(b)	>the rights referred to in 3.2 (a) will be granted to all parties to the joint venture agreement for the Property, for $1.00.

If the form of agreements contemplated by this section 3.2 are not mutually satisfactory then this Option Agreement will hereby terminate and the Optionee will be under no further obligation to the Optionors.

3.3

In order to earn an undivided forty percent (40%) interest in the Properties (the “40% Option”), Optionee will incur Expenditures on the Properties of not less than SIX MILLION DOLLARS ($6,000,000) on the Properties on or before the fifth (5th) anniversary of the Effective Date. Forthwith upon Optionee performing the requirements of Section 3.3, an undivided forty percent (40%) interest in and to the Properties will vest in the Optionee.

3.4

In order to earn an additional undivided twenty percent (20%) interest in the Properties for a total interest of sixty percent (60%) interest in the Properties (the “60% Option”), Optionee will issue Shares and incur additional Expenditures on the Properties, all on the following basis:

(a)

the Optionee will incur additional Expenditures of not less than FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,500,000) on the Properties on or before the seven and a half (7.5th) anniversary of the Effective Date; and

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(b)

subject to compliance with all applicable securities laws and the execution of a Subscription Agreement and such other documentation as is reasonably required by the Optionee, the Optionee will issue to Optionors five million (5,000,000) Shares (after the Optionee effects a “forward split” of 7.9 to 1 of its Common Stock).

Forthwith upon Optionee performing the requirements of paragraphs 3.4(a) and (b), an undivided additional twenty percent (20%) interest in and to the Properties will vest in the Optionee.

3.5

In order to earn an additional undivided twenty percent (20%) interest in the Properties for a total interest of eighty percent (80%) interest in the Properties (the “80% Option”), Optionee will issue to Optionors additional Shares and incur additional Expenditures on the Properties, all on the following basis:

(a)

the Optionee will incur additional Expenditures of not less than FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,500,000) on the Properties on or before the tenth (10th) anniversary of the Effective Date; and

(b)

subject to compliance with all applicable securities laws and the execution of a Subscription Agreement and such other documentation as is reasonably required by the Optionee, the Optionee will issue to Optionors five million (5,000,000) Shares (after the Optionee effects a “forward split” of 7.9 to 1 of its Common Stock).

Forthwith upon Optionee performing the requirements of paragraphs 3.5(a) and (b), an undivided additional twenty percent (20%) interest in and to the Properties will vest in the Optionee.

3.6	In order to keep the Option in good standing, the Optionee will make the following payments to the Optionors, as follows:
(a) on or before 30 days after the Effective Date, in cash	$50,000
(b) on or before the first anniversary of the Effective Date, in cash	$100,000
(c) on or before the second anniversary of the Effective Date, in cash	$200,000

(d)         on or before the third anniversary of the Effective Date, and annually thereafter up to and including the tenth anniversary of the Effective Date in gold contained in gold dore (or equivalent in cash), which payments are only payable if the Optionee has successfully acquired the Mill and the Mill operated during any part of the year in which the payment is due.

100 troy ounces
4.	EXPENDITURES
4.1

Optionors understand and confirm that the Expenditures in excess of the amounts required to be spent within the periods referred to in each of paragraphs 3.3, 3.4(a) and 3.5(a), may be carried over and included in the aggregate amount of Expenditures for the subsequent period. Optionors understand and confirm that Expenditures may be incurred on the Properties by the Optionee or its successors or assigns.

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4.2	Optionee will file assessment reports in a timely manner regarding all eligible Expenditures incurred by Optionee in respect of the Properties.
4.3

As noted in Section 1.1(f), acquisition of Royalties shall be deemed an Expenditure amount, and upon such acquisition, Optionee and/or Optionors agree that such Royalty or Royalties, as the case may be, will be extinguished by making an appropriate legal filing.

5.	APPOINTMENT OF OPERATOR
5.1

Optionee will be the initial operator on the Properties (the “Operator”) and will be entitled to continue to act as Operator until Optionee may resign as the Operator. Thereafter, Optionors will be entitled to become the Operator. If Optionors decline to be the Operator or resign as the Operator, the parties will appoint a new Operator.

5.2

The Operator will be entitled to a fee of ten percent (10%) of all Expenditures made or incurred by it as Operator for management supervision and administrative services, and such fee shall be included as an Expenditure for purposes of meeting the Expenditure requirements set forth in Section 3 of this Agreement.

5.3	The Operator will have the sole and exclusive right and authority to manage and carry out all Programs on the Properties and to incur the Expenditures required for that purpose.
5.4	In carrying out its duties, the Operator will:
(a)	comply with the provisions of all agreements or instruments of title under which the Properties are held, provided the Operator is informed, in writing, of such agreements or instruments of title;
(b)	pay all Expenditures properly incurred promptly as and when due;
(c)

keep the Properties free of all liens and encumbrances (other than those, if any, in effect on the Effective Date or the creation of which is permitted by this Agreement) arising out of the carrying out of work on the Properties and, in the event of any lien being filed as mentioned, proceed with diligence to contest or discharge it;

(d)

prosecute claims or, where a defence is available, defend litigation arising out of the carrying out of any work on the Properties on or after the Effective Date, provided that any party may join in the prosecution or defence at its own expense;

(e)

perform assessment work or make payment in lieu thereof and pay the rentals, taxes, or other payments and do all other things necessary to maintain the Properties in good standing, including without limitation staking and restaking mining claims and applying for licenses, leases, grants, concessions, permits, patents, and other rights to and interests in the Properties;

(f)	maintain accounts in accordance with principles generally accepted in the mining industry in the United States;
(g)

perform its duties and obligations in a sound and workmanlike manner, in accordance with sound mining and engineering practices, and in compliance with all applicable federal, provincial, state, territorial, and municipal laws, by-laws, ordinances, rules and regulations, and this Agreement;

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(h)

regulate access to the Properties, subject only to the right of designates of the parties authorized in writing to have access to the Properties at all reasonable times at their own risk and expense for the purpose of inspecting work being done on the Properties;

(i)

employ and engage employees, agents, and independent contractors that it considers necessary or advisable to carry out its duties and obligations and, in this connection, to delegate any of its powers and rights to perform its duties and obligations under this Agreement;

(j)

permit the parties, at their own expense, to inspect, take abstracts from, or audit any or all of the records and accounts related to the Properties and any work done thereon during normal business hours;

(k)	obtain and maintain, or cause any contractor engaged under this Agreement to obtain and maintain, adequate insurance during any period in which active work is carried out under this Agreement;
(l)	arrange for and maintain workers’ compensation or equivalent coverage for all eligible employees engaged by the Operator in accordance with local statutory requirements; and
(m)

transact, undertake, and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties, and any other matters undertaken on behalf of the parties in the Operator’s name.

5.5	The Operator may resign as Operator on at least thirty (30) days’ notice to all parties.
5.6

Within sixty (60) days following the end of each calendar year or, at the Operator’s sole discretion, within sixty (60) days following the completion of any Program on the Properties, the Operator will deliver to the parties a statement showing in reasonable detail the Expenditures incurred during the Program and the aggregate Expenditures incurred to the end of the calendar year or such Program, as the case may be, and the parties to this Agreement will have thirty (30) days from the time of receipt of such statement to question the accuracy thereof in writing, failing which such statement will be deemed to be correct and unimpeachable thereafter.

5.7	If a statement delivered pursuant to section 5.6 is questioned by a party to this Agreement:
(a)	such party will have two (2) months from the time of delivery of the statement to have such audited;
(b)

the audited results will be final and determinative of the amount of Expenditures incurred for the audited period; provided that, if such audit discloses a deficiency in the amount of Expenditures required to be incurred to maintain the Option in good standing, the party that is the Operator may pay to the non-Operator party the amount of such deficiency within fifteen (15) days following receipt of notice of such audited results, whereupon such amount will be deemed to have been Expenditures incurred during the audited period; and

(c)

the costs of the audit will be borne by the party requesting the audit if the Operator’s statement was accurate within five percent (5%) and will be borne by the Operator if such statement was not accurate within five percent (5%).

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6.	EXERCISE OF OPTION AND FORMATION OF JOINT VENTURE
6.1

Once the Optionee has incurred and performed the requirements as set out in section 3.3, the Optionee will be deemed to have exercised the 40% Option and to have earned an undivided forty percent (40%) interest in and to the Properties.

6.2

Once the Optionee has incurred and performed the requirements as set out in section 3.4, the Optionee will be deemed to have exercised the 60% Option and to have earned an undivided sixty percent (60%) interest in and to the Properties.

6.3

Once the Optionee has incurred and performed the requirements as set out in section 3.5, the Optionee will be deemed to have exercised the 80% Option and to have earned an undivided eighty percent (80%) interest in and to the Properties.

6.4	The decision to proceed with the 40% Option, the 60% Option or the 80% Option will be made by the independent directors of the Board of Directors of the Optionee.
6.5	In the event that the Optionee:
(a)	exercises the 40% Option in accordance with the terms of this Agreement and notifies Optionors in writing that it does not intend to exercise the 60% Option, or
(b)	exercises the 60% Option in accordance with the terms of this Agreement and notifies the Optionors in writing that it does not intend to exercise the 80% Option, or
(c)	exercises the 80% Option in accordance with the terms of this Agreement,

then Optionors and Optionee agree to associate on a joint venture basis for the further exploration and development of the Properties and to contribute to all further costs including exploration and development in accordance with their respective interests in the Properties.

6.6	Upon an event specified in section 6.5, the parties further agree to negotiate in good faith and enter into a joint venture agreement, which will include the following terms.
(a)	A deemed initial expenditure by Optionee on the Properties representing its percentage undivided interest in the Properties.
(b)	The Optionee shall continue to be the Operator.
(c)	A management committee (the “Management Committee”) will be formed and will be composed as follows:
(i)

if Optionee has exercised is 40% Option but not its 60% Option, then Optionee shall have the right to appoint two (2) representatives, and the Optionor shall have the right to appoint two (2) representatives;

(ii)	if Optionee has exercised its 60% Option, then Optionee shall have the right to appoint four (4) representatives, and the Optionor shall have the right to appoint two (2) representatives; and
(iii)	if Optionee has exercised its 80% Option, then Optionee shall have the right to appoint six (6) representatives and the Optionor shall have the right to appoint two (2) representatives.

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(d)

The Management Committee shall make all decisions in respect of exploration, development and mining operations on the Properties, and shall decide every question submitted to it by a vote with each party’s representatives collectively being entitled to cast that number of votes which is equal to its party’s interest percentage in the joint venture. Other than as is expressly set out herein to the contrary, the Management Committee shall make decisions by simple majority. In the event of a tied vote, the chairman shall have a casting vote in addition to the votes to which the chairman is entitled to cast as the representative of a party.

(e)	The representatives of the Optionors shall be the chairman and secretary, respectively, of the Management Committee meeting.
(f)

A standard formula for dilution of a non-contributing party’s interest. In the event any party’s interest is reduced to five percent (5%) or less, such party shall then be deemed to have assigned and conveyed its interest to the other party, and shall be entitled to receive as its sole remuneration and benefit in consideration of that assignment and conveyance, a one percent (1%) net smelter returns royalty, under a standard definition of net smelter returns.

(g)	A right of first offer regarding the sale or assignment of a party’s interest in the Property to a non-affiliate.
(h)

A protocol or set of procedures to avoid conflict of interest and ensure that Todd Hennis’ role as an officer and fiduciary of the Optionee does not conflict with his interest and participation as one of the Optionors.

(i)

Ores from the Gold King, Mogul and Mayflower mines will have first priority for milling at the Mill, and such milling work and services shall be billed at actual direct cost without markup or overhead charge of any kind.

6.7	On formation of a joint venture between the parties, Optionee will be Operator of the Properties.
6.8	Optionors, in addition to, or in lieu of, contributing funds in accordance with their respective interests in the Properties, may elect any one or a combination of the following:
(a)

Assignment of Royalties and Income. Upon written notice to Optionee, Optionors may require Optionee to advance and fund Optionor's share of contribution with respect to Optionor's interests in the Properties, and as sole consideration for such advancement funds, Optionor will assign to Optionee any and all of Optionor's respective interest in future royalties and income received on the Properties until such time as the funds advanced by Optionee have be reimbursed in full, plus interest at 10% per annum on the outstanding balance of any advanced funds.

(b)

Application of Rents from Building and Equipment Leasing and/or Rental. It is envisioned that Optionee may need to use, rent, or lease various supplies, mining related buildings or equipment from Optioners in connection with its Expenditure activities pursuant to this Agreement. To the extent Optionee uses, rents or leases such supplies, buildings and equipment and they are not already located on or form part of the Properties, Optionee may elect to pay Optionor's share of contribution with respect to Optionor's interests in the Properties by setoff of any amounts due under such lease and/or rental arrangements.

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7.	RIGHT OF ENTRY
7.1	During the currency of this Agreement, Optionee and its respective employees, agents and independent contractors, will have the sole and exclusive right and option to:
(a)	enter upon the Properties;
(b)	have exclusive and quiet possession thereof;
(c)	do such prospecting, exploration, development or other mining work thereon and thereunder as Optionee in its sole discretion may consider advisable;
(d)	bring and erect upon the Properties such facilities as Optionee may consider advisable; and
(e)	remove from the Properties and dispose of, for its own account, ore or mineral products for the purpose of bulk sampling, pilot plant or test operations.
8.	ANCILLARY AGREEMENTS
8.1	Upon execution of this Agreement, Optionee shall execute and enter into an employment agreement with Hennis in the form attached hereto as Exhibit 8.1.
8.2
(a)

If the Optionee determines to proceed with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of a registration statement (the “Registration Statement”) relating to an offering for its own account or the account of others under the United States Securities Act of 1933, as amended (the “1933 Act”) of any of its common shares, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or its then equivalents relating to equity securities issuable in connection with stock option or other employee benefit plans, the Optionee shall send to the Optionors written notice of such determination and, if within ten (10) days after receipt of such notice, the Optionors shall so request in writing, the Optionee will cause the registration under the 1933 Act of all unregistered common shares beneficially owned by the Optionors (the “Registrable Securities”), provided that if at any time after giving written notice of its intention to register any of its common shares and prior to the effective date of the registration statement filed in connection with such registration, the Optionee shall determine for any reason not to register or to delay registration of such common shares, the Optionee may, at its election, give written notice of such determination to the Optionors and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register the Registrable Securities in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering the Registrable Securities for the same period as the delay in registering such other common shares. The Optionee shall include in such registration statement all or any part of the Registrable Securities provided however that the Optionee shall not be required to register any of the Registrable Shares that are eligible for sale pursuant to Rule 144(k) of the 1933 Act. Notwithstanding any other provision in this Agreement, if the Optionee receives a comment from the SEC which effectively results in the Optionee having to reduce the number of common shares being registered on such Registration Statement, then the Optionee may, in its sole discretion, reduce on a pro rata basis the number of Registrable Securities to be included in such Registration Statement.

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(b)

Optionee will file a registration statement, or will amend an existing registration statement, with the SEC with respect to the Registrable Securities if the Optionee receives a written request from the Optionor at any time up to six years after the date of this Agreement, provided that initial request shall be for a minimum of 500,000 Shares. The Optionee will, as soon as practicable, use its diligent efforts to effect such registration as would permit the sale of all or such portion of such Registrable Securities as are specified in such request. No additional request may be made within six months of the expiration date of effectiveness of the registration statement relating to the initial registration request. The Optionee will not be obligated to take any action pursuant to this sub-section (b):

(i)	after the Optionee has effected three such registrations pursuant to this sub-section (b) and such registrations have been declared or ordered effective;
(ii)

during the period starting with the date 60 days prior to the Optionee’s good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration for a registered public offering involving an underwriting; provided the Optionee is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(iii)	with respect to Registrable Shares that are eligible for sale pursuant to Rule 144(k) of the 1933 Act.
8.3

In connection with each Registration Statement described in Section 8.2 hereof, the Optionors will furnish to the Optionee in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. The Optionee may require the Optionors to furnish to the Optionee a certified statement as to the number of shares of common stock of the Optionee beneficially owned by the Optionors and the name of the natural person thereof that has voting and dispositive control over the Registrable Securities.

8.4

All fees and expenses incident to the performance of or compliance with the filing of the Registration Statement shall be borne by the Optionee whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the OTC Bulletin Board or other exchange or quotation service on which the common stock of the Optionee is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky Laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Optionee, (v) 1933 Act liability insurance, if the Optionee so desires such insurance, and (vi) fees and expenses of all other persons retained by the Optionee in connection with the filing of the Registration Statement. In addition, the Optionee shall be responsible for all of its internal expenses incurred in connection with the filing of the Registration Statement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, if applicable. In no event shall the Optionee be responsible for any broker or similar commissions or, except to the extent provided for hereunder, any legal fees or other costs of the Optionors.

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8.5

The Optionee shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Optionors, and if applicable, its officers, directors, agents and employees, and each person who controls the Optionors (within the meaning of Section 15 of the 1933 Act or Section 20 of the United States Securities Exchange Act of 1934 (the “1934 Act”)) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding the Options furnished in writing to the Optionee by the Optionors expressly for use therein, or to the extent that such information relates to the Optionors or the Optionors’ proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Optionors expressly for use in the Registration Statement, or in any amendment or supplement thereto or (ii) the use by the Optionors of an outdated or defective Registration Statement after the Optionee has notified the Optionors in writing that the Registration Statement is outdated or defective.

8.6

The Optionors shall indemnify and hold harmless the Optionee, its directors, officers, agents and employees, each person who controls the Optionee (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) the Optionors’ failure to comply with the prospectus delivery requirements of the 1933 Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Optionors to the Optionee specifically for inclusion in the Registration Statement or (ii) to the extent that such untrue statements or omissions are based solely upon information regarding the Optionors furnished in writing to the Optionee by the Optionors expressly for use therein, or (iii) to the extent that such information relates to the Optionors or the Optionors’ proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Optionors expressly for use in the Registration Statement or in any amendment or supplement thereto or (z) the use by the Optionors of an outdated or defective Registration Statement after the Optionee has notified the Optionors in writing that the Registration Statement is outdated or defective. In no event shall the liability of the Optionors hereunder be greater in amount than the dollar amount of the net proceeds received by the Optionors upon the sale of the Registrable Securities giving rise to such indemnification obligation.

8.7

If a claim for indemnification hereunder is unavailable to either the Optionee or the Optionors (in each case, an “Indemnified Party or Indemnified Parties”, as applicable) (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a

CW1241589.11

material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this section was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.

9.	TERMINATION
9.1	In the event of default in the performance of the requirements of article 3, then, subject to the provisions of article 11 of this Agreement, the Option and this Agreement will terminate.
9.2

Notwithstanding any other provision of this Agreement, Optionee will have the right at any time on or before eighteen (18) months after the Effective Date to terminate the Option and this Agreement by giving ten (10) days written notice to the Optionors. If the Optionee gives such notice of termination, then the Option and this Agreement will terminate, Optionee will, subject to the provisions of section 11.1, have no further rights or interest in the Properties and no further obligations or liabilities to Optionors (including in respect of any cash or dore payments as contemplated in section 3.6 and any Share issuances or Expenditures as contemplated in sections 3.3, 3.4 and 3.5 which have not been made) and Optionors will forthwith return to the Optionee any Shares issued under the terms of this Agreement (except for shares of common stock which may have been acquired or issued to Mr. Hennis pursuant to his role as an employee with the Optionee) and comply with the terms of section 11.2.

10.	COVENANTS OF OPTIONORS
10.1	During the currency of this Agreement and the Option, Optionors will:
(a)	do all things required under the Underlying Agreements to maintain the Royalty in good standing and perform and fulfill all its obligations and covenants under the Underlying Agreements;
(b)	not do any act or thing which would or might in any way adversely affect the rights of Optionee hereunder to earn up to an undivided eighty percent (80%) interest in the Properties;
(c)

promptly make available to Optionee and its representatives all records and files in the possession of Optionors relating to the Properties, and permit Optionee and its representatives at its own expense to take abstracts therefrom and make copies thereof; and

(d)	promptly provide Optionee with any and all notices and correspondence from government agencies in respect of the Properties.

CW1241589.11

11.	OBLIGATIONS OF PARTIES AFTER TERMINATION
11.1	In the event of the termination of the Option, Optionee will:
(a)

leave the Properties in good standing for a minimum of six (6) months under all applicable legislation, free and clear of all liens, charges and encumbrances arising from this Agreement or their operations hereunder and in a safe and orderly condition;

(b)

deliver to Optionors within sixty (60) days of completion of any Program on the Properties by Optionee a comprehensive report on all work carried out by Optionee on the Properties (limited to factual matter only) together with copies of all maps, drill logs, assay results and other technical data compiled by Optionee with respect to the Properties; and

(c)

have the right, and obligation on demand made by Optionors, to remove from the Properties within six (6) months of the effective date of termination all facilities erected, installed or brought upon the Properties by or at the instance of Optionee provided that at the option of Optionors, any or all of facilities not so removed will become the property of Optionors.

11.2	In the event of the termination of the Option, Optionors will:
(a)

if termination occurs at any time on or before eighteen (18) months from the Effective Date pursuant to Section 9.2, forthwith return any Shares of the Optionee issued or caused to be transferred to the Optionors pursuant to this Agreement to the Optionee;

(b)	cause Hennis and any other directors appointed by Hennis to resign forthwith from the Board of Directors of Optionee.
12.	TRANSFER OF TITLE
12.1

Upon Optionee earning the 40% Option, the 60% Option or the 80% Option and at the request of Optionee, Optionors will deliver to Optionee a duly executed transfer in registrable form transferring the applicable undivided percentage right, title and interest in and to the Properties in favour of Optionee, which Optionee will be entitled to register against title to the Properties. Notwithstanding the foregoing, transfer of title, Optionee and Optionors shall be subject to the limitations specified in Note #2 to Schedule A regarding the ban on either party conducting mining operations separate from the joint venture specified in Section 6.5 of this Agreement, provided that any custom milling from the Mill will be excluded from this limitation.

13.	REGISTRATION OF AGREEMENT
13.1	Notwithstanding section 12.1 of this Agreement, Optionee or Optionors will have the right at any time to register this Agreement or notice thereof against title to the Properties.
14.	AREA OF MUTUAL INTEREST
14.1

An area of mutual interest located within two miles of the existing exterior boundaries of the Properties is hereby established, (which area is hereinafter called the “AMI”). By signing this Agreement, Optionee and Optionors hereby covenant and agree each with the other that any property interest or mineral rights or Properties that may be acquired by either of them after the Effective Date located wholly or partially within the AMI excluding the Mill, will become a part of the Properties and be subject to this Agreement if: (a) the principal mineralization is gold,

CW1241589.11

silver, lead or zinc, and (b) the Optionors, acting in good faith, believe that the property or interest has a reasonable potential for economic mineralization. If either Optionee or Optionors acquires an interest as aforesaid, it will notify the other in writing of the extent of the interest acquired. The notified party will have thirty (30) days following receipt by it of the foregoing notification to elect in writing to have the property interest or mineral rights or Properties included within the terms of this Agreement. If the notified party does not so elect in writing within the thirty (30) day period, the acquiring party will be entitled to acquire the property interest or mineral rights or Properties for its own account and such interest will not be part of the Properties and will not be subject to the terms of this Agreement.

14.2

An area of potential interest located within 10 miles, but more than two miles, of the existing exterior boundaries of the Properties is hereby established, (which area is hereinafter called the “API”). By signing this Agreement, Optionors hereby covenant and agree that any property interest excluding the Mill or mineral rights that Optionors’ may locate or acquire after the Effective Date located wholly or partially within the API will be offered to Optionee if (i) the principal mineralization is gold, silver lead or zinc, and (ii) in the good faith estimate of Optionors’, they believe that the property or interest has a reasonable potential for economic mineralization. If Optionors locate or acquire an interest as aforesaid, it will notify the Optionee in writing regarding the existence and nature of property or interest. Optionee will have thirty (30) days following receipt by it of the foregoing notification to elect in writing to have the property interest or mineral rights included within the terms of this Agreement. If Optionee does not so elect in writing within the thirty (30) day period, Optionor will be entitled to acquire or keep the property interest or mineral rights for its own account and such interest will not be part of the Properties and will not be subject to the terms of this Agreement.

15.	DISPOSITION OF PROPERTIES
15.1

Optionee may, at any time after exercising the Option pursuant to article 6 hereof, sell, transfer or otherwise dispose of all or any portion of its interest in and to the Properties and this Agreement provided that, at any time, Optionee has first obtained the consent in writing of Optionors, such consent not to be unreasonably withheld and further provided that, at any time during the currency of this Agreement, any purchaser, grantee or transferee of any such interest will have first delivered to Optionors its agreement related to this Agreement and to the Properties, containing:

(a)	a covenant with Optionors by such transferee to perform all the obligations of Optionee to be performed under this Agreement in respect of the interest to be acquired by it from Optionee, and
(b)	a provision subjecting any further sale, transfer or other disposition of such interest in the Properties and this Agreement or any portion thereof to the restrictions contained in this section 15.1.
15.2

The provisions of section 15.1 of this Agreement will not prevent Optionee from entering into an amalgamation or corporate reorganization, which will have the effect in law of the amalgamated or surviving company possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor company.

16.	CONFIDENTIAL NATURE OF INFORMATION
16.1

The parties agree that all information obtained from the work carried out hereunder and under the operation of this Agreement will be the exclusive property of the parties and will not be used other than for the activities contemplated hereunder except as required by law or by the rules and

CW1241589.11

regulations of any regulatory authority having jurisdiction, or with the written consent of both parties, such consent not to be unreasonably withheld. Notwithstanding the foregoing, it is understood and agreed that a party will not be liable to the other party for the fraudulent or negligent disclosure of information by any of its employees, servants or agents, provided that such party has taken reasonable steps to ensure the preservation of the confidential nature of such information.

17.	FURTHER ASSURANCES
17.1

The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

18.	NOTICE
18.1

Any notice, direction or other communication required or permitted to be given under this Agreement will be in writing and will be given by personal delivery or by prepaid registered or certified mail or by facsimile or other form of telecommunication, in each case addressed as follows:

(a)	if to Optionee:

Garpa Resources, Inc.

650 Georgia Street West #620

Vancouver, BC V6B 4N8

Attention: Gary Schellenberg

Fax: c/o 604.687.6314

(b)	if to Optionors:

Todd Hennis or San Juan Corp.

645 Water Street

PO Drawer I

Silver Plume, CO 80476

Fax: 303.569.0156

18.2

Any notice, direction or other communication aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the third business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received, and if sent by facsimile or other form of telecommunication, will be deemed to have been given or received on the next business day following the date on which it was so sent.

18.3

Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purpose of giving notice hereunder.

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19.	HEADINGS
19.1	The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.
20.	DEFAULT
20.1

In the event that Optionee is in default of any of its obligations hereunder, Optionors will give notice specifying the nature of the default. If Optionee does not take any reasonable steps to cure such default within thirty (30) days from date of Optionee’s receipt of such notice, this Agreement will terminate and be of no force and effect, except that Optionee will remain responsible for any cash payment that is due to Optionors within the thirty (30) day period following the date of such notice.

21.	PAYMENT
21.1

All references to monies hereunder will be in United States funds except where otherwise designated. All payments to be made to any party hereunder will be mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such party at such bank or banks in the United States as such party may designate from time to time by written notice. Such bank or banks will be deemed the agent of the designating party for the purpose of receiving, collecting and receiving such payment.

22.	ENUREMENT
22.1	This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.
23.	TERMS
23.1	The terms and provisions of this Agreement will be interpreted in accordance with the laws of Colorado.
24.	FORCE MAJEURE
24.1

No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority or non-availability of materials, equipment, manpower or transportation (each an “Intervening Event”).

24.2	All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event described in section 24.1.
24.3

A party relying on the provisions of section 24.1 will take all reasonable steps to eliminate an Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

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25.	ENTIRE AGREEMENT
25.1

This Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

26.	OPTION ONLY
26.1

This Agreement provides for an option only and, except for the cash or other payments set out in paragraph 3.6(a) hereof, nothing herein contained will be construed as obligating Optionee to do any acts or make any payment hereunder and any act or acts or payment or payments as will be made hereunder will not be construed as obligating Optionee to do any further act or make any further payment.

26.2	The decision to proceed with the 40% Option, the 60% Option or the 80% Option will be made by the independent directors of the Board of Directors of the Optionee.
27.	TIME OF ESSENCE
27.1	Time will be of the essence in this Agreement.
28.	ENFORCEMENT OF AGREEMENT
28.1	The covenants, promises, terms and conditions contained herein will be binding upon the parties jointly and severally and may be enforced by each as against each other inter se.

THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK

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29.	COUNTERPARTS
29.1	This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SAN JUAN CORP.

Per: /s/ Todd Hennis

Todd Hennis, President

/s/ Todd Hennis

Todd Hennis, Individually

GARPA RESOURCES, INC.

Per: /s/ Gary Schellenberg

Gary Schellenberg

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Schedule A

to Option Agreement

Gold King, Mayflower and Mogul Properties

made as of the 14th day of June, 2007

between

San Juan Corp. and Todd C. Hennis, as the Optionors

and Garpa Resources, Inc., as the Optionee

GOLD KING UNIT

Mineral rights only of the following patented lode mining claims:

Name	U.S.M.S.
Alice	17371
A.P. Hill	1922
American	14704
Gold King	5689
Gold King #1	14707
Gold King #2	11640
Gold King #3	14709
Gold King Extension	19965
Gold King Extension #1	19965
Gold King Extension #2	19965
Gold King Extension #3	19965
Gold King Extension #4	19965
Gold King Extension #5	19965
Governor	17371
I.X.L.	1923
Libbie Bauder	14704
Libbie Bauder Extension	17371
Sampson	1618A
Sampson #2	1619A
Soule	14704
Standard (part)	14704
Sunshine	14704
Waterville	14704
Hoffman	5782
Portland Consolidated	13330
Lizzie Deming	2685
Paul	2387A

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Any right, title or interest San Juan Corp. may have in the following unpatented mining claims located in San Juan County, Colorado:

Name of lode mining claim	CMC Number
SJ-1	261846
SJ-2	261847
SJ-3	261848
SJ-4	261849
SJ-5	261850
SJ-6	261851
SJ-7	261852
SJ-8	261853
SJ-9	261854
SJ-10	261855
SJ-11	261856

Any right, title or easement in or to the American Tunnel that San Juan Corp. may have.

MAYFLOWER MINE UNIT (see note #1)

70% undivided interest in the mineral rights only of the following patented claims:

Name	U.S.M.S.
Argentine	11380
B.S.G.	20564
C.A.C.	20564
Dives Fraction	20059
Gold Bug	14393A
Gold Bug Millsite	14393B
G.H.M.	20564
Huntington	15351
J.R.W.	20564
Kuroki	17788
Mayflower	1568
Mayflower #2	16551
Mountain Quail	1157
North Star	297
Slide	1331
Terrible	272
Togo	17788
Yellow Jacket	311

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MOGUL MINE UNIT

Mineral rights only of the following patented claims

Name	U.S.M.S.
Theresa Lode	15968A
Young Lode	16523
Cross Cut Lode	16523
Narrow Gauge	16523
E Pluribus Lode	520
Grand Mogul	521
Caucasus	468
Calumet	1203
M.E. Harrison (part)	469
Rob the Ranter	778
Side Dish Lode	5475
NG	466
Winchester	467
Ross	491
Mountain Eagle	770
Grivitzka	2104
Norman	2105

In addition to the mineral rights of the above mentioned patented mining claims, a nonexclusive surface easement for mining and exploration purposes shall be granted to the joint venture for the period of active mining and exploration. The surface rights to the patented mining claims on which the Gold King #7 portal, Mogul #1 and #2 portals shall be transferred to the joint venture, such claim names to be determined by actual survey in 2007 season, with reciprocal nonexclusive easements (with provision for non-entry during active mining operations) for recreation, surface access and other purposes shall be granted to the current existing owner of each of the three portal sites.

Note #1: Mr. Frederic Gerber of Transgas USA, the holder of the remaining thirty percent (30%) in the Mayflower Mine unit patented claims, has expressed willingness to potentially enter into an agreement to exchange interests in the entirety of the patented claims, in order for both parties to gain one hundred percent (100%) ownership in the acreage represented by their seventy percent (70%) and thirty percent (30%) interests respectively. It is envisioned that such potential exchange would allow San Juan one hundred (100%) ownership in the main Mayflower vein structure. No assurances exists however that such an exchange can or will take place.

Note #2: Neither the earn-in interest of forty percent (40%), sixty percent (60%) and eighty percent (80%) by the public company nor the retained interest by San Juan shall enable or allow either party to conduct mining operations separate of the joint venture agreement. Language reflecting the agreement to waive certain provisions of Colorado statutes regarding the ability to “advertise out” partial owners shall be agreed to.

CW1241589.11

Schedule B

to Option Agreement

Gold King, Mayflower and Mogul Properties

made as of the 14th day of June, 2007

between

San Juan Corp. and Todd C. Hennis, as the Optionors

and Garpa Resources, Inc., as the Optionee

Royalty Agreements

See attached

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Filed for record 11 Aug A.D. 2000 1149
Reception No. 140707
Dorothy Zanoni Recorder

# BARGAIN AND SALE DEED

KNOW ALL BY THESE PRESENTS, That

GOLD KING MINES CORPORATION, a Colorado corporation

whose address is P.O. Box 299, Silverton, Colorado 81433

* County of San Juan,

and State of Colorado, for the consideration of

Ten Dollars and other good and valuable consideration,

in hand paid, hereby sell(s) and convey(s) to

COMMONWEALTH CHARTERED TRUST COMPANY, LTD., a U.S.A. Indian Territory corporation, as TRUSTEE FOR THE BENEFIT OF SHAREHOLDERS OF PITCHFORK "M" CORPORATION, a Texas corporation whose legal address is P.O. Box 13570, Odessa, Texas 79768,

County of Kernan, and State of Oklahoma,

the following real property situate in the County of San Juan,

and State of Colorado, to wit:

In conjunction with the conveyance this day by Grantor to Grantee of those certain real properties described at Exhibit A, attached hereto and made a part hereof, Grantor conveys to Grantee a TWO AND ONE HALF PERCENT (2.5%) NET PROFITS INTEREST IN AND TO THE PROPERTIES DESCRIBED AT EXHIBIT A APPENDED HERETO, which Net Profits Interest shall take the form, and be payable by Grantor to Grantee in the manner provided in Exhibit C attached hereto, which Gold King Mines Corporation covenants and agrees to pay on the terms provided. Such Net Profits Interest shall be in addition to any reservation of a Net Smelter Return Royalty by Grantee born in the General Warranty Deed of even date herewith.

also known by street and number as
assessor's schedule or parcel number:

with all its appurtenances.

Signed and delivered this 30th day of June, 2000.

GOLD KING MINES CORPORATION, a Colorado corporation

By: Marianne Fearn
Secretary

By: Stephen C. Fearn
President

STATE OF COLORADO, )
) ss.
COUNTY OF SAN JUAN )

NOTARY PUBLIC
BEVERLY HOLMER
STATE OF COLORADO

The foregoing instrument was acknowledged before me this day of

2000, by Stephen C Fearn as President, and Marianne Fearn as Secretary of Gold King Mines Corporation, a Colorado corporation.

My commission expires Nov. 18, 2001. Witness my hand and official seal.
5/18/2001

Beverley Holmer
Notary Public

*If in Denver, insert "City and".

Name and Address of Person Creating Newly Created Legal Description (§ 38-35-106.5, C.R.S.)

No. 981. Rev. 4-94. BARGAIN AND SALE DEED (Statutory Form)

.

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J40707

**EXHIBIT A**

**Gold King Mine Claim List**

Eureka Mining District, San Juan County, Colorado

| Name of Claim | Patent Survey No. | Acres |
|---|---|---|
| Alice | 17371 | 5.164 |
| American | 14704 | 1.380 |
| Anglo-Saxon | 14875 | 8.890 |
| A.P. Hill | 1922 | 9.630 |
| Gold King | 5689 | 9.639 |
| Gold King #1 | 14707 | 10.330 |
| Gold King #2 | 11640 | 9.360 |
| Gold King #3 | 14709 | 7.437 |
| Gold King Extension | 19965 | 9.485 |
| Gold King Extension #1 | 19965 | 10.136 |
| Gold King Extension #2 | 19965 | 9.360 |
| Gold King Extension #3 | 19965 | 6.519 |
| Gold King Extension #4 | 19965 | 4.549 |
| Gold King Extension #5 | 19965 | 6.497 |
| Governor | 17371 | 5.159 |
| Harrison Mill Site | 14710 | 4.848 |
| I.X.L. | 1923 | 10.330 |
| Libbie Bauder | 14704 | 5.805 |
| Libbie Bauder Extension | 17371 | 7.760 |
| Sampson | 1618A | 10.058 |
| Sampson #2 | 1619A | 10.330 |

[illegible]
9

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Y40707

## EXHIBIT C

## NET PROFITS INTEREST

Income and Expenses

a. Purchaser shall pay Seller, in addition to the Net Smelter Returns Royalty (in any) a sum equal to two and one-half percent (2.5%) of the Net Profits (as defined herein) (the "Net Profits Interest").

(i) The Net Profits Interest shall be paid to Seller quarterly within sixty (60) days after the end of each calendar quarter. Payments or tenders of any amounts required to be paid to Seller shall be made by mailing or delivering Purchaser's bank cashier's check to Seller, or by making a wire transfer to an account designated in writing by Seller to Purchaser, on or before the date of payment. If Purchaser attempts in good faith and with reasonable diligence to make any payments required but fails to pay or incorrectly pays any part of such payments, Purchaser shall remain liable therefore to Seller until paid.

(ii) Payment of the Net Profits Interest shall be accompanied by a settlement sheet indicating and explaining the calculation thereof by Purchaser. Each settlement sheet provided by Purchaser shall conclusively be deemed correct and binding upon Seller unless Purchaser receives a written objection, specifying the nature of Seller's objections, from Seller within ninety (90) days after Purchaser's payment hereunder. Seller shall be entitled to an independent audit of the matters covered by the statement, at Seller's expense, but any audit must be conducted by an accounting firm of recognized standing, at least one of whose members is a member of the American Institute of Certified Public Accountants.

b. No Net Profits Interest shall be due on any minerals extracted or removed from the Property for the purposes of sampling, testing, analysis, or evaluation in order to determine mineral values of the Property.

c. For the purposes of reporting the Internal Revenue Service payments made by Purchaser to Seller, Seller's Tax Identification Number is 73-0180885.

d. "Net Profits" shall be calculated by deducting from the gross revenues realized (or deemed to be realized) from the Payments (or Deemed Payments) such costs and expenses attributable to exploration, development, mining, processing, and the marketing of Product as would be deductible under generally accepted accounting

[illegible] 14

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140707

principles and practices consistently applied. Such costs, expenses, and deductions shall include only the following:

i. All costs and expenses of replacing, expanding, modifying, altering, or changing from time to time the mining facilities.

ii. Costs and expenses of improvements (such as haulageways or mill facilities) that are also used in connection with workings other than the Property shall be charged to the Properties only in the proportion that their use in connection with the Properties bears to their total use.

iii. Ad valorem real property and unsecured personal property taxes, and all taxes, other than income taxes, applicable to mining of the Property, including state mining taxes, sales taxes, severance taxes, royalties that Purchaser may credit against the Net Smelter Returns Royalty which Purchaser is obligated to pay Seller under separate agreement (s), license fees, and governmental levies of a similar nature.

iv. The Net Smelter Returns Royalty and all deductions.

v. The actual cost of investment, running from the Effective Date through the beginning of mining, which shall include all expenditures for the exploration and development of, and the construction of facilities for, the Property, and all costs of production.

vi. Accrual of a reserve for reasonably anticipated reclamation costs as actually funded by Purchaser.

vii. The interest charges actually paid by Purchaser for loans taken and used by Purchaser solely for funding the capital construction costs on the Property, but only to the extent such loans were obtained from a financial institution not affiliated with Purchaser.

viii. Consistent with the foregoing, no deduction shall be made for depletion, depreciation, or amortization.

ix. If an operating loss is incurred in any calendar year beginning with or after the Effective Date of this grant or reservation, the amount thereof shall be considered as and be included with outstanding costs and expenses and carried forward in determining the Net Profits Interest for subsequent periods. If Product is sold to an affiliate of Purchaser, then, for the purposes of calculating the Net Profits Interest, such Product shall be deemed to have been sold at a price equal to fair market value (as of the

[illegible]
15

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(55) 1/3/58

140703

| | | |
|---|---|---|
| Sonic | 14704 | 5,892 |
| Standard (part) | 14704 | 3,671 |
| Sunshine | 14704 | 7,892 |
| Water-Rio | 14704 | 2.345 |
| Sampson Mill Site | 15189 | 5.000 |
| Sampson #2 Mill Site | 15190 | 4.980 |
| Sonoma Placer | 1914 | 19.980 |
| Total Acres | | 212.526 |

Together with any and all right, title and interest of Seller in and to that certain mining tunnel or adit generally known in the mining community as the American Tunnel, which daylights near Gladstone, Colorado, including any portion of such tunnel which may penetrate the above named lode mining claims, and any portions to which Seller has an easement or right of access to any penetrate or encumber the lands of third parties, including lands of the United States, together with such easements, rights-of-way (whether recorded or unrecorded, or at law) licenses or appurtenances to said American Tunnel, but not and including the full right to negotiate the disposition, if any, of such American Tunnel, and to convey the same; as well as the tunnel from the American Lode Mining claim, U.S. Survey No. 14704 to the Hampden Millsite, U.S. Survey No. 14710 B.

It is specifically agreed and understood that any properties acquired from the negotiations to close the American Tunnel with any person shall also become additional collateral in the form of a first lien deed of trust in the manner provided in Section 1(b) of the Contract.

10

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55 143158

140703

f. The Net Smelter Returns Royalty on products other than gold or silver shall be based upon Payments received by Purchaser for the Sale of such Product. The Net Smelter Returns Royalty on gold and silver shall be based upon the actual Sale or any Deemed Payments received for the Deemed Sale of Refined Material. Nothing herein shall prevent the sale of concentrates or bulk concentrates in the ordinary course of business.

g. For purposes of calculating the Net Smelter Returns Royalty, the following definitions shall apply:

(i) "Product" means any crude ores, concentrates, doré, or refined metals including Refined Material, mined and removed from the Property.

(ii) "Refined Material" means gold and silver mined and removed from the Property and refined to final gold and silver bullion standards of at least 99.95 percent pure gold and 99.9 percent pure silver.

(iii) "Payments" means the gross amount of payments received by Purchaser from the Sale of Product, other than Refined Material.

(iv) "Deemed Payments" means the Fair Market Value of gold or silver upon a Deemed Sale of Refined Material.

(v) "Deductions" means all treatment charges, milling costs, penalties, smelter and/or refining charges and all assaying charges, whether made by the purchaser of the Product or a third party, all transportation and insurance costs incurred in connection with the transportation of the Product from the mine or mill to a smelter, refiner, or other buyer, and all taxes (excluding taxes based on income) which Purchaser may be required to pay, and all royalties, overriding royalties, and other payments based on production that Purchaser may credit against the Net Smelter Returns Royalty.

(vi) A "Sale" of Product, other than Refined Material, shall occur upon the passing of title from Purchaser, in conjunction with the physical delivery of the Product, to a bona fide buyer at a fair market price.

(vii) A "Deemed Sale" shall occur upon the deposit of Refined Material to Purchaser's consignment account by a refiner.

(viii) The "Fair Market Value" of Refined Material shall be determined as follows: for gold, the average of the daily London Bullion Brokers' Second Gold Fixing for the previous calendar month and, for silver, the average of the daily base price for the Handy & Harman New York Silver Quotation for the previous calendar month.

[illegible] 12

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(SR) 1/13/58

140703

b. Purchaser shall have no obligation to account to Seller, and Seller shall have not interest or right to participate in, any profits or proceeds of futures contracts, forward sales, hedging or any other similar marketing mechanism employed by Purchaser or its affiliates with respect to any minerals produced from the Property. Seller shall not participate in or be responsible for or bear any costs, expenses, or losses incurred by Purchaser in connection with the foregoing. The Net Smelter Returns Royalty shall be based solely on the Payments or Demand Payments received for Product produced from the Property. Purchaser shall have no obligation to fulfill any futures contracts, forward sales, hedging or other contracts which Purchaser or any of its affiliates may hold with Product from the Property.

[illegible] 13

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[illegible] 25 Sep 2001 [illegible]
Reception No. 141371B Dorothy [illegible] Recorder

# BARGAIN AND SALE DEED

GOLD KING MINES CORPORATION, INC. whose address is P.O. Box 299, Silverton, Colorado, 81433, for the consideration of Ten Dollars, in hand paid, hereby SELLS AND CONVEYS to COMMONWEALTH CHARTERED TRUST COMPANY, LTD., a U.S.A. Indian Territory corporation, as Trustee for the benefit of Shareholders of Pitchfork "M" Corporation, Stockholders, whose address is P.O. Box 13370, Odessa, Texas, the following described property situate in the County of San Juan, State of Colorado, to-wit:

A Two Percent (2%) Net Smelter Returns royalty and a Two and One-half Percent (2 ½%) Net Profits Interest in and to the following patented lode mining claims set forth in Exhibit A, attached hereto, and paid in the manner and form as described in Exhibits B and C, attached hereto,

With all its appurtenances.

[illegible] 9/25/01
[illegible] none

Signed this 25th day of ~~July~~ September, 2001.

GOLD KING MINES CORPORTION, INC.,
A Colorado Corporation

By: Stephen C. Fears
President

Attest:

By: Marianne Fears
Secretary

State of Colorado
ss.
County of San Juan

The foregoing instrument was acknowledged before me this 25th day of ~~July~~ Sept, 2001 by Stephen C. Fears, as President, and Marianne Fears, as Secretary of Gold King Mines Corporation, Inc., A Colorado Corporation.

My commission expires May 18, 2005 Witness my hand and official seal.

NOTARY PUBLIC
BEVERLY HOLMER
STATE OF COLORADO

Beverly Holmer
Notary Public

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**EXHIBIT A** 141272
**Patented Mining Claims**
**San Juan County, Colorado**

| Claim | Mineral Survey No. |
|---|---|
| "Mayflower Property" | |
| Argentine | 11380 |
| B.S.G. | 20564 |
| C.A.C. | 20564 |
| Dives Fraction | 20059 |
| Gold Bug | 14393A |
| Gold Bug Mill Site | 14393B |
| G.H.M. | 20564 |
| Huntington | 15351 |
| J.R.W. | 20564 |
| Kuroki | 17788 |
| Mayflower | 1568 |
| Mayflower No.2 | 16551 |
| Mountain Quail | 1157 |
| North Star | 297 |
| Slide | 1331 |
| Terrible | 272 |
| Togo | 17788 |
| Yellow Jacket | 311 |
| "North Fork of Cement Creek Property" | |
| Hoffman | 5782 |
| Portland Consolidated | 1330 |

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141877

f. The Net Smelter Returns Royalty on product other than gold or silver shall be based upon Payments received by Purchaser for the Sale of such Product. The Net Smelter Returns Royalty on gold and silver shall be based upon the actual Sale or any Deemed Payments received for the Deemed Sale of Refined Material. Nothing herein shall prevent the sale of concentrates or bulk concentrates in the ordinary course of business.

g. For purposes of calculating the Net Smelter Returns Royalty, the following definitions shall apply:

(i) "Product" means any crude ores, concentrates, dore, or refined metals including Refined Material, mined and removed from the Property.

(ii) "Refined Material" means gold and silver mined and removed from the Property and refined to final gold and silver bullion standards of at least 99.95 percent pure gold and 99.9 percent pure silver.

(iii) "Payments" means the gross amount of payments received by Purchaser from the Sale of Product, other than Refined Material.

(iv) "Deemed Payments" means the Fair Market Value of gold or silver upon a Deemed Sale of Refined Material.

(v) "Deductions" means ore treatment charges, milling costs, penalties, smelter and or refining charges and all umpire charges, whether made by the purchaser of the Product or a third party, all transportation and insurance costs incurred in connection with the transportation of the Product from the mine or mill to a smelter, refiner, or other buyer, and all taxes (excluding taxes based on income) which Purchaser may be required to pay, and all royalties, overriding royalties, and other payments based on production that Purchaser may credit against the Net Smelter Returns Royalty.

(vi) A "Sale" of Product, other the Refined Material, shall occur upon the passing of title from Purchaser, in conjunction with the physical delivery of the Product, to a bona fide buyer at a fair market price.

(vii) A "Deemed Sale" shall occur upon the deposit of Refined Material to Purchaser's consignment account by a refiner.

(viii) The "Fair Market Value" of Refined Material shall be determined as follows: for gold, the average of the daily London Bullion Brokers' Second Gold Fixing for the previous calendar month and, for silver, the average of the daily base price for the Handy & Harman Noon Silver Quotation for the previous calendar month.

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141372

h. Purchaser shall have no obligation to account to Seller, and Seller shall have not interest or right to participate in, any profits or proceeds of futures contracts, forward sales, hedging or any other similar marketing mechanism employed by Purchaser or its affiliates with respect to any minerals produced from the Property. Seller shall not participate in or be responsible for or bear any costs, expenses, or losses incurred by Purchaser in connection with the foregoing. The Net Smelter Returns Royalty shall be based solely on the Payments or Deemed Payments received for Product produced form the Property. Purchaser shall have no obligation to fulfill any futures contracts, forward sales, hedging or other contracts which Purchaser or any of its affiliates may hold with Product from the Property.

[illegible]

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141372

principles and practices consistently applied. Such costs, expenses, and deductions shall include only the following:

i. All costs and expenses of replacing, expanding, modifying, altering, or changing from time to time the mining facilities.

ii. Costs and expenses of improvements (such as haulageways or mill facilities) that are also used in connection with workings other than the Property shall be charged to the Properties only in the proportion that their use in connection with the Properties bears to their total use.

iii. Ad valorem real property and unsecured personal property taxes, and all taxes, other than income taxes, applicable to mining of the Property, including state mining taxes, sales taxes, severance taxes, royalties that Purchaser may credit against the Net Smelter Returns Royalty which Purchaser is obligated to pay Seller under separate agreement (s), license fees, and governmental levies of a similar nature.

iv. The Net Smelter Returns Royalty and all deductions.

v. The actual cost of investment, running from the Effective Date through the beginning of mining, which shall include all expenditures for the exploration and development of, and the construction of facilities for, the Property, and all costs of production.

vi. Accrual of a reserve for reasonably anticipated reclamation costs as actually funded by Purchaser.

vii. The interest charges actually paid by Purchaser for loans taken and used by Purchaser solely for funding the capital construction costs on the Property, but only to the extent such loans were obtained from a financial institution not affiliated with Purchaser.

viii. Consistent with the foregoing, no deduction shall be made for depletion, depreciation, or amortization.

ix. If an operating loss is incurred in any calendar year beginning with or after the Effective Date of this grant or reservation, the amount thereof shall be considered as and be included with outstanding costs and expenses and carried forward in determining the Net Profits Interest for subsequent periods. If Product is sold to an affiliate of Purchaser, then, for the purposes of calculating the Net Profits Interest, such Product shall be deemed to have been sold at a price equal to fair market value (as of the

[illegible]

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M1372

date of sale) to arm's length purchasers FOB the concentrator for the Property, and the Net Profits Interest relative thereto shall be calculated without reference to any profits or losses attributable to smelting or refining.

x. For purposes of calculating the Net Profits Interest, Purchaser shall use the accrual, not cash, method of accounting.

xi. It is the intent of the parties that Seller shall not be entitled to any Net Profits Interest until such time as Purchaser has recouped all of its costs and expenses from the Effective Date of this grant or reservation.

[illegible]

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San Juan County Filed for Record February 17, 2004 at 1:30PM Fee $26a
Reception No 143211 Ludanna L. Jaramillo Deputy

# ASSIGNMENT OF PROMISSORY NOTE, DEED OF TRUST, ROYALTY AND NET PROFIT INTEREST

This Assignment is made this 13th day of January, 2004 by Commonwealth Chartered Trust Company, Ltd., 205 West 17th Street, Suite E, Tulsa, Oklahoma, 74119-4645, the owner and holder of that certain deed of trust dated June 30, 2000 executed by Gold King Mines Corporation in favor of Assignor, which deed of trust was recorded in the office of the Clerk and Recorder of San Juan County, Colorado under Reception No. 140708 on August 11, 2000. Said deed of trust was given to secure the payment of a promissory note in the original principal sum of $179,000.00.

This Assignment is also made to extend to, include and cover any amendments or modifications to the aforesaid Deed of Trust, whether or not yet executed or whether or not yet recorded.

Now, Therefore, for ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor hereby grants, bargains, sells, conveys, assigns, transfers and sets over unto Recreation Properties, Ltd., a Colorado corporation, of 205 West 17th Street, Suite E, Tulsa, Oklahoma, 74119-4645, the Assignee, the aforesaid Deed of Trust and the note secured thereby, together with all monies now owing or that may hereafter may become due or owing in respect thereof, and full benefit of all powers and of all of the Covenants and provisions therein which the Assignor has in the following described property situated in the County of San Juan, State of Colorado, to wit:

See Exhibit A, which is incorporated herein by reference.

To Have and To Hold said Deed of Trust and note, and also the property, unto the Assignee forever, subject to the terms contained in the Deed of Trust and note. Assignor hereby covenants with the Assignee that the Deed of Trust and the note signed is a good and valid security and that the sum of $179,000.00 together with all interest thereon remains unpaid on said note. Said Assignor has not done or permitted any act, matter or things whereby said Deed of Trust has been released or discharged either in part or in the entirety. Assignor has the right to assign said Deed of Trust and note. Upon request will do and perform and execute every act necessary to enforce the full payment of the covenants and agreements therein contained.

In addition to the aforesaid assignment of the Deed of Trust and the note secured thereby, the undersigned Assignor does also assign all its right, title and interest in; a) the royalty reservation of 3% of the net smelter returns as reserved in the Warranty Deed recorded under Reception No. 140703 on August 11, 2000; b) 2.5% net profit interest as reflected in the Bargain and Sale Deed recorded on August 11, 2000 under Reception No. 140707 in the Clerk and Recorder's office of San Juan County, Colorado; c) all right title and interest in and to such additional benefit that the Grantor has pursuant to that certain purchase contract dated May 25, 2000 with the Gold King Mines Corporation, including but not limited to, those benefits referenced on Page 3, paragraph 3(b)(i)(ii) regarding the royalty and net profits referenced therein. This Assignment is also made to extend to, include and cover any amendments or modifications to the aforesaid royalty interest, net profit interest and contract benefits whether or not yet executed or whether or not yet recorded.

1 of 3

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(4) 143211

## EXHIBIT A

140708

**Gold King Mine Claim List**

**Eureka Mining District, San Juan County, Colorado**

| Name of Claim | Patent Survey No. | Acres |
|---|---|---|
| Alice | 17371 | 5.164 |
| American | 14704 | 1.380 |
| Anglo-Saxon | 14875 | 8.890 |
| A.P. Hill | 1922 | 9.630 |
| Gold King | 5689 | 9.639 |
| Gold King #1 | 14707 | 10.330 |
| Gold King #2 | 11640 | 9.360 |
| Gold King #3 | 14709 | 7.437 |
| Gold King Extension | 19965 | 9.485 |
| Gold King Extension #1 | 19965 | 10.136 |
| Gold King Extension #2 | 19965 | 9.360 |
| Gold King Extension #3 | 19965 | 6.519 |
| Gold King Extension #4 | 19965 | 4.549 |
| Gold King Extension #5 | 19965 | 6.497 |
| Governor | 17371 | 5.159 |
| Harrison Mill Site | 14710 | 4.848 |
| I.X.L. | 1923 | 10.330 |
| Libbie Bauder | 14704 | 5.805 |
| Libbie Bauder Extension | 17371 | 7.760 |
| Sampson | 1618A | 10.038 |
| Sampson #2 | 1619A | 10.330 |

[illegible]

9

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(5) 143211 140708

| | | |
|---|---|---|
| Sowle | 14704 | 5.882 |
| Standard (part) | 14704 | 5.681 |
| Sunshine | 14704 | 7.882 |
| Waterville | 14704 | 2.345 |
| Sampson Mill Site | 1618B | 5.000 |
| Sampson #2 Mill Site | 1619B | 4.960 |
| Success Placer | 1914 | 19.980 |
| Total Acres | | 212.522 |

Together with any and all right, title and interest of Seller in and to that certain mining tunnel or adit generally known in the mining community as the American Tunnel, which daylights near Gladstone, Colorado, including any portion of such tunnel which may penetrate the above named lode mining claims, and any portions to which Seller has an easement or right of access as may penetrate or encumber the lands of third parties; including lands of the United States, together with such easements, rights-of-way (whether recorded or unrecorded, or at law) licenses or appurtenances to said American Tunnel, bar none; and including the full right to negotiate the disposition, if any, of such American Tunnel, and to convey the same; as well as the tramway from the American Lode Mining claim, U.S. Survey No. 14704 to the Harrison Millsite, U.S. Survey No. 14710 B.

It is specifically agreed and understood that any properties acquired from the negotiations to close the American Tunnel with any person shall also become additional collateral in the form of a first lien deed of trust in the manner provided in Section 2(b) of the Contract.

10

CW1241589.11

Exhibit 2.2(e)

to Option Agreement

Gold King, Mayflower and Mogul Properties

made as of the 14th day of June, 2007

between

San Juan Corp. and Todd C. Hennis, as the Optionors

and Garpa Resources, Inc., as the Optionee

Due to a potential survey error disclosed after the filing of the unpatented lode mining claims SJ-1 through SJ-11, inclusive, by the surveyor involved in the staking of these claims, certain corrective action work to possibly include amending the location certificates of these claims or re-staking of these claims is to be done as early as practical in the summer season of 2007.

CW1241589.11

Exhibit 2.2(i)

to Option Agreement

Gold King, Mayflower and Mogul Properties

made as of the 14th day of June, 2007

between

San Juan Corp. and Todd C. Hennis, as the Optionors

and Garpa Resources, Inc., as the Optionee

Additional royalty interest in the main Gold King unit: Title work has disclosed the possible existence of a 2% net smelter royalty to the year 2022 believed to be last held of record by Liberty Investment Corp.

CW1241589.11

Exhibit 2.2(m)

to Option Agreement

Gold King, Mayflower and Mogul Properties

made as of the 14th day of June, 2007

between

San Juan Corp. and Todd C. Hennis, as the Optionors

and Garpa Resources, Inc., as the Optionee

1.            A mine discharge occurs continuously at the Mogul No. 1 level adit. Periodic, seasonal, or continual discharges occur at the Grand Mogul location and the Mayflower Mine adit.

2.	Substantial acid mine water discharge occurs at Gold King No. 7 level adit.
3.	See attached correspondence:
(a)	from State of Colorado, December 16, 2005,
(b)	Perkins Coie, December 30, 2005,
(c)	Gold King Mines Corporation, July 28, 2006, (re CDPS Cert. No. COR-040133), and
(d)	Gold King Mines Corporation, July 28, 2006, (re CDPS Cert. No. COR-040050).

CW1241589.11

DEC 19 2005 16:35 FR PERKINS COIE LLP 5037272222 TO 7589560001130356 P.02/03

RECEIVED
DEC 19 2005
By________

JOHN W. SUTHERS
Attorney General

CYNTHIA H. COFFMAN
Chief Deputy Attorney General

ALLISON H. EID
Solicitor General

**STATE OF COLORADO**
**DEPARTMENT OF LAW**
**OFFICE OF THE ATTORNEY GENERAL**

STATE SERVICES BUILDING
1525 Sherman Street - 5th Floor
Denver, Colorado 80203
Phone (303) 866-4500

December 16, 2005

Jeffrey L. Hunter
Perkins Coie
1899 Wynkoop St.
Suite 700
Denver, CO 80202

RE: Gold King Mine

Dear Mr. Hunter:

I represent the Department of Public Health and Environment, Water Pollution Control Division and I am working on the Gold King Mine matter. The Division asked me to respond to your November 21 letter regarding the interest of San Juan Corporation and Todd Hennis in the Gold King Mine.

First, there are a few points of fact in your letter that we wish to address. You state that San Juan Corp. offered to the Division or a responsible operator the continuing use of the settling ponds on the Herbert Placer. Division staff present at the September 23, 2004 meeting have no memory of this offer. In any event, the responsibility to operate the treatment facility lies with the owner/operator; the Division would not assume that role. With respect to San Juan Corporation's offering continuing use of the ponds to a responsible operator, we understood that Gold King Mines Corporation would operate the facility. While San Juan's eviction proceeding was apparently justified, it was not in the best interests of the watershed or the State.

You also state that the Division cooperated with San Juan Corp.'s eviction of Gold King from the Herbert Placer. The Division intervened in that action for the purpose of advising the Court that an eviction could result in an unauthorized discharge of untreated effluent to Cement Creek. Of course, that is exactly what has happened. The Division disagrees with the characterization of our position that we were cooperative in this endeavor. In fact, we were not in favor of the eviction.

You explained that the Gold King Mine property is the subject of a foreclosure action, that an auction was held and that Recreation Properties, Ltd has purchased the property, subject to your client's right of redemption as a second mortgagee. You requested that the Division confirm your conclusion that San Juan Corporation may exercise its right of redemption without

CW1241589.11

DEC 19 2005 16:36 FR PERKINS COIE LLP 5037272222 TO 7589560001130356 P.03/03

Page 2

incurring any liability for any unauthorized discharges from the property. You cited provisions in the CERCLA in support of your assertion.

The unpermitted and continued discharge of mine drainage from the Gold King Mine and the American Tunnel into Cement Creek is a violation of Colorado's Water Quality Control Act, specifically, C.R.S. 25-8-501. As you are no doubt aware, the Water Quality Control Act is the State law under which the Division administers the federal NPDES program. The WQCA, not the CERCLA, controls the liability of owners/operators of the Gold King Mine and American Tunnel. In our view, the CERCLA does not govern the liability associated with this unpermitted discharge. Even if the CERCLA did apply, it appears to me, at first blush, that 42 U.S.C. § 9601(20)(D) does not apply to your client; instead it applies to state or local government. Nor is it clear that 42 U.S.C. § 9601(35)(A) would apply.

Based on the foregoing, the Division respectfully declines to confirm the position of your clients that they would be shielded from any liability associated with the discharges in question. San Juan Corporation and Todd Hennis may incur liability under the WQCA, should either or both choose to exercise any right of redemption.

Sincerely,

FOR THE ATTORNEY GENERAL

THOMAS A. ROAN
Assistant Attorney General
Environmental Quality Unit
Natural Resources and Environment Section
303-866-5280
303-866-3558 (FAX)
Email: tom.roan@state.co.us

cc: Steve Gunderson
David Akers
Scott Klarich
Gary Beers
Dan Beley

CW1241589.11

Perkins Coie

1899 Wynkoop, Suite 700
Denver, CO 80202-1043
PHONE 303.291.2300
FAX 303.291.2400
www.perkinscoie.com

Jeffrey L. Hunter
PHONE: 303.291.2315
FAX: 303.291.2400
EMAIL: jhunter@perkinscoie.com

December 30, 2005

Thomas A. Roan
Assistant Attorney General
Environmental Quality Unit
Natural Resources and Environment Section
State Services Building
1525 Sherman Street – 5th Floor
Denver, CO 80203

**Re: Gold King Mine and San Juan Corporation**

Dear Mr. Roan:

On behalf of San Juan Corporation ("San Juan Corp."), we are writing in response to your December 16, 2005 letter. We appreciate the Water Quality Control Division's ("Division") prompt response to our November 21, 2005 letter. It is San Juan Corp.'s objective to work cooperatively with the Division to address the potential discharges from the Gold King Mine and American Tunnel. As previously requested, we remain interested in meeting with the Division as soon as possible to further discuss these issues and find a long term solution.

The following responds to your questions regarding the lender liability protections provided to San Juan Corp. under federal and state law. San Juan Corp. has responded directly to the factual inquires in your letter.

The sources of the mine drainage at issue are from properties formerly owned and operated by Gold King Mine Corp. ("Gold King") and Sunnyside Gold Corporation. San Juan Corp. and Todd Hennis ("Hennis") have no historical involvement with any mining activities on these properties. San Juan Corp. and Hennis do not own any interest in these companies. San Juan Corp. and Hennis have had no involvement with the management or operations of these

[58956-0001/DE053550.0261.DOC]

ANCHORAGE · BEIJING · BELLEVUE · BOISE · CHICAGO · DENVER · LOS ANGELES
MENLO PARK · OLYMPIA · PHOENIX · PORTLAND · SAN FRANCISCO · SEATTLE · WASHINGTON, D.C.
Perkins Coie LLP and Affiliates

CW1241589.11

T. Roan
December 30, 2005
Page 2

companies. San Juan Corp. and Hennis are not the cause of, and are not responsible for, the historic mining operations and subsequent mine drainage in this area. San Juan Corp. is merely protecting a security interest it has in the underlying property.

Moreover, the mine drainages at issue are currently permitted under a CDPS permit issued by the Division to Gold King. The permit allows Gold King to discharge the mine drainage into Cement Creek from a waste water treatment plant ("WWTP") located on a portion of the property that is part of the current foreclosure action initiated Recreation Properties, Ltd. Ownership of the WWTP did not transfer in the foreclosure action. Ownership of the WWTP remains with Gold King. As such, Gold King, not San Juan Corp. or Hennis, remains responsible to comply with the terms and obligations under the discharge permit issued by the Division. There are no other unpermitted discharges of mine drainage from the property.

CERCLA excludes from liability, as a potentially responsible party, a lender who foreclosures to protect its security interest. The correct reference is 42 U.S.C § 9601(20)(E). Therefore, under the federal lender liability protections, San Juan Corp. would not be considered an "owner or operator" of the property and would not liable for any discharges. As described in our letter, San Juan Corp. will work to sell its interest in the property at the earliest practicable, commercially reasonable time on commercially reasonable terms as required under 42 U.S.C § 9601(20)(E)(ii).

As you know, Colorado has also adopted similar lender liability protections. *See* C.R.S. § 13-20-703. In circumstances where a lender is forced to foreclose to protect its security interest, the lender is not subject to subsequent liability for a previous owner/operator's failure to comply with the obligations in an environmental permit, including discharge permits issued under C.R.S. 25-8-501. We are not aware that the State of Colorado has ever attempted to hold a lender, who forecloses to protects its security interest, responsible for compliance with the terms of a previously issued permit unless the lender actively operates the permitted facility after foreclosure. Holding lenders automatically responsible for permit violations would be a new policy shift for the Division. Such a drastic shift would require, at a minimum, new rulemaking. We are not aware that the Division has promulgated any new regulations in this regard. We would anticipate that the many financial institutions which operate in Colorado would oppose such an extreme interpretation of the Water Quality Control Act.

San Juan Corp.'s acquisition of the property through the foreclosure action was solely to protect its security interest. San Juan Corp. has not, and will not, engage in any activities on the property that would generate the discharge of new mine drainages from the property. The existing mine drainages are currently permitted and compliance with the permit obligations remains with Gold King.

San Juan Corp., as a lender protecting its interest, has no liability under CERCLA or responsibility under the Water Quality Control Act. Nevertheless, it is San Juan Corp.'s goal to

{58956-0001/DE053550.0261.DOC}

CW1241589.11

T. Roan
December 30, 2005
Page 3

work with the Division to mitigate any continuing discharges and protect the watershed. San Juan Corp. has always worked in cooperation with the Division and is committed to helping achieve a long term solution. Please let me know when the Division can schedule a meeting to discuss various options.

Sincerely,

Jeffrey L. Hunter

[58956-0001/DE053550.0261.DOC]

CW1241589.11

T. Roan
December 30, 2005
Page 4

bcc: T. Hennis, San Juan Corp.

CW1241589.11

06/12/2007 11:00 3035690156 SALEM MINERALS PAGE 01

# San Juan Corp.

P.O. Drawer I
645 Water St.
Silver Plume, CO 80476
Tel. 303-569-0155
Fax 303-569-0156

Jackson Kelly
Attn: David Thayer

June 12, 2007

Environmental Correspondence Option Agreement

Here are the two letters on stormwater permit.

For San Juan Corp.,

Todd C. Hennis, Pres.

CW1241589.11

06/12/2007 11:00 3035698156 SALEM MINERALS PAGE 02

**GOLD KING MINES CORPORATION**
P.O. Box 299
Silverton, Colorado 81433

Telephone (970) 387-5813 Fax (970) 387-5760

July 28, 2006

CERTIFIED MAIL NO. 7004 2510 0006 0936 5334

Mr. Todd C. Hennis, President
San Juan Corp.
P.O. Drawer I
645 Water Street
Silver Plume, Colorado 80476

Re: **Gold King Mine**
Metal Mine Stormwater Discharge Permit
CDPS Cert. No. **COR-040133**, San Juan County

Dear Mr. Hennis:

In December, 2005 you acquired the Gold King mine property from Gold King Mines Corporation through a foreclosure procedure in San Juan County, Colorado. As of that time, Gold King no longer has had any ownership or access to the property. It is our understanding from the Water Quality Control Division that, as the new owner of the property, San Juan Corp. will need this permit.

Attached please find NOTICE OF TRANSFER AND ACCEPTANCE OF TERMS OF A STORMWATER DISCHARGE GENERAL PERMIT CERTIFICATION. Please complete the upper part of the transfer form and return it to us by August 30, 2006 so we can submit it to the Water Quality Control Division to complete the transfer of the permit to San Juan Corp.

Respectfully,

Stephen C. Fearn

Stephen C. Fearn
President

Encl. (1)

CW1241589.11

06/12/2007 11:08 3035690156 SALEM MINERALS PAGE 03

Colorado Department of Public Health & Environment
Water Quality Control Division
WQCD-P-B2
4300 Cherry Creek Drive South
Denver, Colorado 80246-1530

Rec ______
Eff ______
Year Month Day

## NOTICE OF TRANSFER AND ACCEPTANCE OF TERMS OF A STORMWATER DISCHARGE GENERAL PERMIT CERTIFICATION

**1) To be completed by the NEW permittee:**

I hereby accept transfer of this Colorado Discharge Permit Certification No. CO R-040133 ______, which was issued to ______. I have reviewed the terms and conditions of this permit and the Stormwater Management Plan and accept full responsibility, coverage and liability. This transfer will be effective on: ______.

**The facility site is located at:**

Street Address ______

City, State and Zip Code ______

County ______ Name of facility or development ______

The NEW permittee is: ______

Company Name ______

Mailing Address ______

City, State and Zip Code ______

Phone No. ______ Fed. Taxpayer (or Employer) ID No. ______

Local Contact (familiar with facility) ______

Title ______ Phone Number ______

I certify under penalty of law that I have personally examined and am familiar with the information submitted herein, and based on my inquiry of those individuals immediately responsible for obtaining the information, I believe that the information is true, accurate and complete. I am aware that there are significant penalties for submitting false information, including the possibility of fine and imprisonment.

______
Signature of Permit Applicant (Legally Responsible Party) Date Signed

______
Name (printed) Title

**2) To be completed by the Previous permittee:**

As previous permittee, I hereby agree to the transfer of the above referenced permit and certification and all responsibilities thereof.

Name Gold King Mines Corporation

Mailing Address P.O. Box 299

City, State and Zip Code Silverton, Colorado 81433

Phone No. (970) 387-5813 Fed. Taxpayer (or Employer) ID No. 84-0883584

______
Signature of Permit Applicant (Legally Responsible Party) Date Signed

______
Name (printed) Title

9/97/trans

CW1241589.11

06/12/2007 11:08 3035690156 SALEM MINERALS PAGE 04

**GOLD KING MINES CORPORATION**
P.O. Box 299
Silverton, Colorado 81433

Telephone (970) 387-5813 Fax (970) 387-5760

July 28, 2006

CERTIFIED MAIL NO. 7004 2510 0006 0936 5327

Mr. Todd C. Hennis, President
San Juan Corp.
P.O. Drawer I
645 Water Street
Silver Plume, Colorado 80476

Re: **Mayflower Mine**
Metal Mine Stormwater Discharge Permit
CDPS Cert. No. **COR-040050**, San Juan County

Dear Mr. Hennis:

In December, 2005 you acquired the Mayflower mine property from Gold King Mines Corporation through a foreclosure procedure in San Juan County, Colorado. As of that time, Gold King no longer has had any ownership or access to the property. It is our understanding from the Water Quality Control Division that, as the new owner of the property, San Juan Corp. will need this permit.

Attached please find NOTICE OF TRANSFER AND ACCEPTANCE OF TERMS OF A STORMWATER DISCHARGE GENERAL PERMIT CERTIFICATION. Please complete the upper part of the transfer form and return it to us by August 30, 2006 so we can submit it to the Water Quality Control Division to complete the transfer of the permit to San Juan Corp.

Respectfully,

Stephen C. Fearn
President

Encl. (1)

CW1241589.11

05/12/2007 11:00 3035690156 SALEM MINERALS PAGE 05

Colorado Department of Public Health & Environment
Water Quality Control Division
WQCD-P-B2
4300 Cherry Creek Drive South
Denver, Colorado 80246-1530

Rec ______
Eff ______ Year Month Day

## NOTICE OF TRANSFER AND ACCEPTANCE OF TERMS OF A STORMWATER DISCHARGE GENERAL PERMIT CERTIFICATION

**1) To be completed by the NEW permittee:**

I hereby accept transfer of this Colorado Discharge Permit Certification No. CO R-040050 ______, which was issued to ______. I have reviewed the terms and conditions of this permit and the Stormwater Management Plan and accept full responsibility, coverage and liability. This transfer will be effective on: ______.

**The facility site is located at:**

Street Address ______

City, State and Zip Code ______

County ______ Name of facility or development ______

The NEW permittee is: ______

Company Name ______

Mailing Address ______

City, State and Zip Code ______

Phone No. ______ Fed. Taxpayer (or Employer) ID No. ______

Local Contact (familiar with facility) ______

Title ______ Phone Number ______

I certify under penalty of law that I have personally examined and am familiar with the information submitted herein, and based on my inquiry of those individuals immediately responsible for obtaining the information, I believe that the information is true, accurate and complete. I am aware that there are significant penalties for submitting false information, including the possibility of fine and imprisonment.

______
Signature of Permit Applicant (Legally Responsible Party) Date Signed

______
Name (printed) Title

**2) To be completed by the Previous permittee:**

As previous permittee, I hereby agree to the transfer of the above referenced permit and certification and all responsibilities thereof.

Name Gold King Mines Corporation

Mailing Address P.O. Box 299

City, State and Zip Code Silverton, Colorado 81433

Phone No. (970) 387-5813 Fed. Taxpayer (or Employer) ID No. 84-0883584

______
Signature of Permit Applicant (Legally Responsible Party) Date Signed

______
Name (printed) Title

9/97/trans

CW1241589.11